UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2023

RANGE IMPACT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Park Avenue, Suite 400
Cleveland, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 304-6556

Malachite Innovations, Inc.

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	RNGE	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2023, Malachite Innovations, Inc. (the “Company” or “we”) entered into a Plan of Merger (the “Plan of Merger”) with our recently formed wholly-owned subsidiary, Range Impact, Inc., a Nevada corporation (“Merger Sub”), pursuant to which Merger Sub would merge with and into the Company (the “Merger”). Pursuant to the Plan of Merger, the separate existence of Merger Sub would cease and we would continue as the surviving corporation with our name changed to Range Impact, Inc.

Pursuant to the Plan of Merger, (i) our articles of incorporation in effect at the effective time of the Merger, as amended pursuant to the Articles of Merger (as defined below) to change the name of the Company to Range Impact, Inc., would continue to be the Company’s articles of incorporation, (ii) the Company’s bylaws in effect at the effective time of the Merger would continue to be the bylaws of the Company, and (iii) the Company’s directors and officers immediately prior to the effective time of the Merger would continue to be the Company’s directors and officers.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Plan of Merger, and is subject to and qualified in its entirety by reference to the full text of the Plan of Merger, which is attached hereto as Exhibit 2.1.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Amendment to Articles of Incorporation.

On December 14, 2023, we filed Articles of Merger (the “Articles of Merger”) with the Secretary of State of the state of Nevada to effect the Merger and to change our name to Range Impact, Inc. Effective December 14, 2023, the Company’s trading symbol changed from MLCT to RNGE.

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions contained in the Articles of Merger, and is subject to and qualified in its entirety by reference to the full text of the Articles of Merger, which are attached hereto as Exhibit 3.1.5.

Item 8.01.	Other Events.

We are furnishing the disclosure in this Item 8.01 in connection with the disclosure of information in a press release released on December 14, 2023 announcing our name change and trading symbol change. The press release is attached to this Current Report as Exhibit 99.1.

The information in this Item 8.01 (including Exhibit 99.1) is furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Portions of this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1.1	Plan of Merger, dated as of December 14, 2023.

3.1.5	Articles of Merger, dated as of December 14, 2023.

99.1	Press Release from Range Impact, Inc., dated December 14, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE IMPACT, INC.

Dated: December 14, 2023	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer